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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): April 10, 2000

                              AMERICASBANK CORP.
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            (Exact name of registrant as specified in its charter)
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
       Maryland                        000-22925                        52-1948980
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer Identification No.)
 of incorporation)
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                   500 York Road
                   Towson, Maryland                         21204
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        (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code: (410) 823-0500
                                                          --------------

        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

   (a) (i) Effective as of April 10, 2000, the Audit Committee of the Board of Directors of AmericasBank Corp. (the "Company") dismissed Arthur Andersen LLP as the Company's independent accountants, and appointed Keller Bruner & Company, LLP as the Company's independent accountants.

   (ii) The Company, during the two most recent fiscal years and any subsequent interim period prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any of the matters listed in
Item 304(a)(2)(i) or (ii) of Regulation S-K.

   (iii) The reports of Arthur Andersen LLP on the Company's consolidated financial statements as of and for the years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

   (iv) The decision to change independent accountants was recommended by the Company's Audit Committee.

   (v) During the two most recent fiscal years and through the date of this report, the Company has not had any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement (s), if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference thereto in their report on the consolidated financial statements of the Company for such periods.

   (vi) During the Company's two most recent fiscal years and through the date of this report, the Company has not had any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

   (vii) The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. This letter will be filed by amendment by the Company in accordance with the requirements of Item 304(a)(3) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (c)   Exhibits:

         16.  Letter re change in certifying accountant*

_____________
*To be filed by amendment


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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICASBANK CORP.


Date: April 14, 2000      By: /s/ Kenneth D. Pezzulla
                              ------------------------------
                              Kenneth D. Pezzulla
                              Chairman of the Board